                                      INDEX

Lease dated September 21, 1994, Between
CLEMONS PROPERTIES PARTNERS, a limited partnership, as Agent, Landlord and VIDEO BROADCASTING CORPORATION, as Tenant at

PREMISES:             708 Third Avenue, New York, New York
                      Portion of 9th Floor

Printed Provisions
------------------

Article                                                                    Page
-------                                                                    ----

             Granting Clause                                                 (i)
 1           Rent                                                            (i)
 2           Use                                                             (i)
 3           Alterations                                                     (i)
 4           Repairs                                                        (ii)
 5           Window Cleaning                                                (ii)
 6           Requirements of Law, Fire Insurance Floor Loads               (iii)
 7           Subordination                                                 (iii)
 8           Property-Loss, Damage, Reimbursement, Indemnity                (iv)
 9           Destruction, Fire and Other Casualty                           (iv)
10           Eminent Domain                                                  (v)
11           Assignment, Mortgage, Etc.                                      (v)
12           Access to Premises                                              (v)
13           Vault, Vault Space, Area                                       (vi)
14           Occupancy                                                      (vi)
15           Bankruptcy                                                     (vi)
16           Default                                                       (vii)
17           Remedies of Landlord and Waiver of Redemption                 (vii)
18           Fees and Expenses                                            (viii)
19           No Representation by Landlord                                (viii)
20           End of Term                                                    (ix)
21           Quiet Enjoyment                                                (ix)
22           Failure to Give Possession                                     (ix)
23           No Waiver                                                      (ix)
24           Waiver of Trial by Jury                                        (ix)
25           Inability to Perform                                            (x)
26           Bills and Notices                                               (x)
27           Services Provided by Landlord -
               Water, Elevators, Heat, Cleaning, Air Conditioning            (x)
28           Captions                                                       (xi)
29           Definitions                                                    (xi)
30           Adjacent Excavation-Shoring                                    (xi)
31           Rules and Regulations                                          (xi)
32           Security                                                      (xii)
33           Successors and Assigns                                        (xii)

Rider

Article                                                                    Page
-------                                                                    ----

35           Application of this Rider                                      1
36           Additional Definitions                                         1
37           Tenant's Changes - Supplementing Article 3                     2
38           Adjustment of Rent                                             2
39           Determination of Dispute                                       5
40           Electricity                                                    5
41           Assignment and Subletting                                      7
42           Air Conditioning - Supplement Article 28                       9
43           Estoppel Certificate, Memorandum                               9
44           Notice to Superior Lessors and Mortgagees                     10
45           Qualifications to Use                                         10
46           Liability of Landlord                                         11
47           Consents                                                      11
48           Preparation of the Demised Premises                           11
49           Readiness for Occupancy                                       12
50           Brokers                                                       12
51           Corporate Tenant and Agent of Landlord                        12
52           Delivery and Execution of Lease                               13
53           Renewal Term                                                  13
54           Right of First Refusal                                        14

             Exhibit A - Floor Plan
             Exhibit B - Tenant's Plans
             Exhibit C - Cleaning Specifications

AGREEMENT OF LEASE, made as of this 21 day of September, 1994, between CLEMONS PROPERTIES PARTNERS, a New York limited partnership, with offices at 708 Third Avenue, New York, New York 10017, hereinafter referred to as LANDLORD, and VIDEO BROADCASTING CORPORATION, a Delaware corporation, with offices at 708 Third Avenue, New York, New York 10017, hereinafter referred to as TENANT.

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that portion of the Tenant Occupancy Area on the ninth (9th) floor, as per the Plan annexed hereto as Exhibit A, indicated by cross-hatch markings, hereinafter called the "Demised Premises" or "Premises", consisting of an agreed upon area of 10,220 rentable square feet in the Building known as 708 Third Avenue, in the Borough of Manhattan, City of New York, for a term of ten (10) years from the Substantial Completion Date (as defined in Article 49) (or until such term shall sooner cease and expire as hereinafter provided) and to end on the last day of the month in which the tenth anniversary of the Substantial Completion Date occurs (the "Expiration Date") at an annual rental of Two Hundred Twenty Thousand Seven Hundred Sixty-Four ($220,764) Dollars commencing on the Substantial Completion Date (including Twenty-Eight Thousand Five Hundred Nine ($28,509) Dollars for the value of electricity) through the day preceding the first anniversary of the Substantial Completion Date; Three Hundred Thirty-Two Thousand One Hundred Twenty-Four ($332,124) Dollars commencing on the first anniversary of the Substantial Completion Date (including Twenty-Eight Thousand Five Hundred Nine ($28,509) Dollars for the value of electricity) per annum on a pro rata basis through September 30, 1996; Two Hundred Seventy-Four Thousand Four Hundred Seven ($274,407) Dollars commencing on October 1, 1996 (including Twenty-Nine Thousand One Hundred Twenty-Seven ($29,127) Dollars for the value of electricity) through the day preceding the sixth anniversary of the Substantial Completion Date; and Two Hundred Ninety-Four Thousand Eight Hundred Forty-Seven ($294,847) Dollars commencing on the sixth anniversary of the Substantial Completion Date (including Twenty-Nine Thousand One Hundred Twenty-Seven ($29,127) Dollars for the value of electricity) through the Expiration Date. All rent for a partial month shall be prorated on a per diem basis, which Tenant agrees to pay in lawful money of the United States (which shall be legal tender in payment of all debts and dues, public and private, at the time of payment) in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction, except as otherwise provided in this Lease, except that Tenant shall pay the first monthly installment on the execution hereof (unless this lease be a renewal).

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                      RENT

     1. Tenant shall pay the rent as above and as hereinafter provided.

                                    OCCUPANCY

     2. Tenant shall use and occupy Demised Premises for executive, general and administrative purposes and as further described in Article 56.

                                   ALTERATIONS

     3. (a) Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not adversely affect the proper functioning of utility services or plumbing and electrical lines, in or to the interior of the Demised Premises by using contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation become the property of Landlord and shall remain upon and be surrendered with the Demised Premises. Nothing in this article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the Premises, Tenant shall immediately and at its expense, repair any damage to the Demised Premises or the Building due to such removal, reasonable wear and tear and casualty covered by insurance excepted. All

                                      (i)
property required to be removed by Tenant at the end of the term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such worker's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. If any mechanic's lien is filed against the Demised Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty
(30) days after notice at Tenant's expense, by filing the bond required by law.

          (b) On the Expiration Date, Tenant, at Landlord's option, provided Tenant has received fifteen (15) days' notice from Landlord, Tenant shall remove from the Demised Premises computer installations, communication installations, security systems, vaults, internal stairways, dumbwaiters, vertical and horizontal transportation systems and other alterations or installations of a similar character made by Tenant in the Demised Premises and Tenant shall immediately, at its expense, repair any damage to the Demised Premises or the Building due to such removal.

                                     REPAIRS

     4. Landlord shall maintain and repair the public portions of the Building, both exterior and interior and make all structural repairs. Tenant shall, throughout the term of this lease, take good care of the Demised Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty and damage caused by Landlord and its agents, employees or licensees, excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the negligence or willful misconduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to that existing immediately prior to such damage. If Tenant fails after ten (10) business days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the reasonable expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as additional rent within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises promptly after Tenant becomes aware of same and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

                                 WINDOW CLEANING

     5. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                      (ii)

                REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS

     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws after the Substantial Completion Date, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises whether or not arising out of Tenant's use or manner of use of the Premises. Landlord shall be responsible to comply with all present and future laws, orders and regulations with regard to the areas of the Building outside of the Demised Premises. Notwithstanding the foregoing, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its use, its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building of which the Demised Premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect on the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties a schedule or "make-up" of rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

                                  SUBORDINATION

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereinafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgage. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

                                      (iii)

               PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY

     8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed or darkened by reason of repairs or maintenance to the Building (or permanently closed, darkened or bricked up, if required by law), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction, provided that, in the case of a temporary closing or darkening, Landlord shall act diligently to reduce the duration of such closing or darkening and minimize any interference with the conduct of Tenant's business during such period. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper misconduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                      DESTRUCTION, FIRE AND OTHER CASUALTY

     9. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give notice thereof to Landlord promptly after Tenant becomes aware of same and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent and additional rent, until such repair shall be substantially completed and the Demised Premises made accessible to Tenant, shall be apportioned from the date following the casualty according to the part of the Premises which is usable.(c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and additional rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord and the Demised Premises have been made accessible to Tenant, subject to Landlord's right to elect not to restore the same as hereinafter provided.
(d) If the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than ninety (90) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent and additional rent owing shall be paid up to such date and any payments of rent and additional rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as reasonably possible, all of Tenant's movable

                                      (iv)
equipment, furniture, and other property. Tenant's liability for rent shall resume fifteen (15) business days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contained a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Notwithstanding anything to the contrary contained in this Article 9, if the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty and Tenant is unable to conduct business in the Demised Premises, the rent and additional rent shall be fully abated, provided Tenant does not occupy the Premises, provided, however, that Tenant's liability for rent shall resume fifteen (15) days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy.

     In the event Landlord is unable to substantially complete the repairs to the Demised Premises within one hundred eighty (180) days from the date of the fire or other casualty, Tenant at the expiration of the one hundred eighty day
(180) period shall have the option to terminate this Lease upon thirty (30) days' written notice to Landlord.

                                 EMINENT DOMAIN


     10. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and rent shall be prorated to such date.

                           ASSIGNMENT, MORTGAGE, ETC.

     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                               ACCESS TO PREMISES

     12. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times upon reasonable notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desire to the Demised Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided that the same are concealed and do not interfere with the conduct of

                                       (v)

Tenant's business operations. Landlord shall use its reasonable efforts not to interfere or interrupt Tenant's business operations. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise, provided that Landlord shall exercise due diligence to minimize any interference with the conduct of Tenant's business operations. Throughout the term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or in the case of an emergency forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all (at least ninety (90%) percent) of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number of designation by which the Building may be known, provided that access to the Demised Premises and the Building shall not be impaired and reasonable advance notice is given to Tenant.

                            VAULT, VAULT SPACE, AREA

     13. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault spaces and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                                    OCCUPANCY

     14. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the Building of which the Demised Premises are a part. Landlord shall not amend the certificate of occupancy during the term of this Lease to preclude the use of the Demised Premises for the use permitted by this Lease or to reduce the number of persons who may occupy the Demised Premises. Tenant has inspected the Premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord's Work, if any.

                                   BANKRUPTCY

     15. (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated by written notice to the Tenant and whether such cancellations and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the Premises, demised but shall forthwith quit and surrender the Premises, and

                                      (vi)

Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by it from Tenant or others in behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 15 shall be applicable only to the party then owning Tenant's interest in this lease.

          (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) percent per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                     DEFAULT

     16. (a) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises are abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant; then, in any one or more of such events, upon Landlord serving a written three (3) days'

notice upon Tenant in the case of Tenant's failure to pay rent or additional rent, and a written fifteen (15) days' notice specifying the nature of any other default and upon the expiration of said notice period, if Tenant shall have failed to comply with or remedy such default, or (other than a default in rent or additional rent) if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen
(15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

          (b) If the notice provided for in (a) hereof shall have been given, and the grace period shall have expired without Tenant curing or commencing to cure such default, then the term shall expire as aforesaid; then and in any of such events Landlord may without notice, re-enter the Demised Premises, and dispossess Tenant by summary proceedings, and the legal representative of Tenant or other occupant of Demised Premises and remove their effects and hold the Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

                  REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION

          17. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage, and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted

                                      (vii)
the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

                                FEES AND EXPENSES

     18. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease and such default shall continue after the expiration of any applicable grace period, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice in the case of an emergency, and upon notice in all other cases, perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including, but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                         NO REPRESENTATIONS BY LANDLORD

     19. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and except as otherwise provided in this Lease agrees to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made

                                     (viii)
between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   END OF TERM

     20. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damage by fire, other casualty and the negligence or willful misconduct of Landlord, its agents, employees and licensees excepted, and Tenant shall remove all its personal property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                                 QUIET ENJOYMENT

     21. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 29 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                           FAILURE TO GIVE POSSESSION

     22. If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, for any reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are substantially ready for Tenant's occupancy.

                                    NO WAIVER

     23. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or, in the case of Landlord, of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Premises.

                             WAIVER OF TRIAL BY JURY

     24. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury

                                      (ix)
or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

                              INABILITY TO PERFORM

     25. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or by reason of any other cause beyond Landlord's reasonable control.

                                BILLS AND NOTICES

     26. Except as otherwise in this lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, with receipt acknowledged or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Building of which the Demised Premises form a part, Attention: MR. GRAEME McWHIRTER, with a copy to JEFFREY HERZ, ESQ. at TASHLIK, KREUTZER & GOLDWYN, P.C., located at 833 Northern Boulevard, Great Neck, New York 11021, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or two (2) business days after mailed. Any notice by Tenant to Landlord must be served by registered or certified mail, return receipt requested, addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

                        SERVICES PROVIDED BY LANDLORD --
               WATER, ELEVATORS, HEAT, CLEANING, AIR CONDITIONING

     27. As long as this Lease is in full force and effect, Landlord shall provide: (a) necessary elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and have one elevator subject to call at all other times; (b) heat to the Demised Premises when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.; (c) water for ordinary lavatory and cleaning purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent within thirty (30) days after, and on Tenant's default in making such payment, Landlord may pay such charges and collect the same from Tenant. Such a meter shall also be installed and maintained at Tenant's expense if required by Law or Government Order. Tenant, if a water meter is so installed, covenants and agrees to pay its proportionate share of the sewer rent and all other rents and charges which are now or hereafter assessed, imposed or may become a lien on the Demised Premises or the realty of which they are a part; (d) the cleaning specifications annexed to this Lease as Exhibit C. If applicable, air conditioning/cooling will be furnished from May 1st through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m.; and ventilation will be furnished on business days during the aforesaid ours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Landlord's contract with Operating

Engineers Local 94-94A. Landlord will furnish the same at Tenant's expense. (f) Landlord shall have no responsibility or liability for failure to supply the services agreed to herein. Landlord reserves the right to stop services of the heating, elevators, plumbing, air conditioning, power systems

                                       (x)
or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten (10) days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence. Tenant shall have access to the Demised Premises and passenger elevators seven (7) days per week, twenty-four (24) hours per day.

                                    CAPTIONS

     28. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

                                   DEFINITIONS

     29. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the Building or of the land and building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder accruing prior or after the date of sale. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 27 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating

Engineers contract with respect to HVAC service.

                         ADJACENT EXCAVATION -- SHORING

     30. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                              RULES AND REGULATIONS

     31. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given as Landlord may elect pursuant to Article 26 of the Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by giving of notice thereof. Nothing in this lease contained shall be construed to

                                      (xi)
impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In case of a conflict or inconsistency between the Rules and Regulations and any other provision of this Lease, the provision of this Lease shall govern and the conflicting or inconsistent Rule or Regulation shall be deemed amended accordingly.

                                    SECURITY

     32. Tenant has deposited with Landlord the sum of Seventy-Six Thousand Four Hundred ($76,400) Dollars (including monies previously deposited as security with Landlord) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent after notice and the expiration of the applicable grace period, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the land and building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Provided that Tenant is in compliance with the terms and conditions of the Lease, Landlord shall reduce the security by Twenty Thousand ($20,000) Dollars on the second anniversary from the Substantial Completion Date and by Twenty Thousand ($20,000) Dollars on the third anniversary of the Substantial Completion Date. Reimbursement of each Twenty Thousand ($20,000) Dollar payment to Tenant shall include any interest earned on such amount less administrative charges.

     Monies held as security under this article shall be placed in an interest-bearing account. Interest on the principal balance shall accrue for the benefit of Tenant less one (1%) percent of the principal balance which Landlord shall be entitled to retain for administrative purposes.

                             SUCCESSORS AND ASSIGNS

     33. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

SEE RIDER ATTACHED HERETO.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:        CLEMONS PROPERTIES PARTNERS, as Agent {Corp. Seal}

/s/ Selma Weiss           By: /s/ Signature                          [L.S.]
-------------------           ---------------------------------------
Witness for Tenant:       VIDEO BROADCASTING CORPORATION {Corp. Seal}

/s/ Signature             By: /s/ J. Graeme McWhirter                [L.S.]
-------------------           ---------------------------------------


                                     (xii)

                            IMPORTANT -- PLEASE READ

       RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
                          ACCORDANCE WITH ARTICLE 31.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situate on the ground floor of the Building Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building, and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or the Building without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part except with the prior consent of Landlord. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof except if said locks or bolts are part of the master key system of the Building. Each Tenant must, upon the termination of its Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

                                     (xiii)

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

     9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.

     10. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises any inflammable, combustible or explosive fluid, material, chemical or substance or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

     12. If the Building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the Building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in the case of after hours service required on weekends or on holidays.

                                      (xiv)

Address      708 Third Avenue
             New York, New York

Premises     Portion of Ninth (9th) Floor

--------------------------------------------------------------------------

CLEMONS PROPERTIES PARTNERS, as Agent

                                       TO

VIDEO BROADCASTING CORPORATION

--------------------------------------------------------------------------

                                STANDARD FORM OF

                                  OFFICE LEASE

                    The Real Estate Board of New York, Inc.

                    [c]Copyright 1973. All Rights Reserved.
                  Reproduction in whole or in part prohibited.

--------------------------------------------------------------------------

Dated                 September 21, 1994.

Rent Per Year         $220,764 commencing on the Substantial
                      Completion Date (including $28,509 for the value of electricity) through the day preceding the first anniversary of the Substantial Completion Date;

                      $332,124 commencing on the first anniversary of the Substantial Completion Date (including $28,509 for the value of electricity) per annum on a pro rata basis through September 30, 1996;

                      $274,407 commencing on October 1, 1996 (including $29,127 for the value of electricity) through the day preceding the sixth anniversary of the Substantial Completion Date; and

                      $294,847 commencing on the sixth anniversary of the Substantial Completion Date (including $29,127 for the value of electricity) through the Expiration

                      Date.

Rent per Month

Term                  Ten (10) Years from Substantial Completion Date

From                  September 21, 1994

To On the last day of the month in which the tenth anniversary of the Substantial Completion Date occurs (the "Expiration Date")

-----------------------------------------------------------------------------

                                      (xv)

RIDER attached to and forming part of Lease dated September 21, 1994 between CLEMONS PROPERTIES PARTNERS, a limited partnership, as Agent, Landlord and VIDEO BROADCASTING CORPORATION, as Tenant at

PREMISES:    708 Third Avenue, New York, New York
             Portion of 9th Floor

35.  Application of this Rider.

     Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, it shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

36. Additional Definitions

     For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

          (1) The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this Lease.

          (2) The term "additional rent" shall mean all sums of money, other than fixed rent, as shall become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

          (3) The terms "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

          (4) The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this Lease, or to be determined pursuant to the provisions of this Lease, respectively, as the beginning and the end of the term for which the Demised Premises are hereby leased.

          (5) Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be. Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

          (6) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owners of the Tenant's estate and interest granted by this Lease, and also, if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

          (7) If Landlord named herein, or any assignee of the interest of Landlord herein, shall be named as agent, the term "Landlord" as used herein shall be deemed to include the principal(s) of such agent, whether disclosed or undisclosed.

          (8) Any transfer by operation of law or otherwise, of Tenant's interest in this Lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) in a single transaction or a related series of transactions, shall be deemed an assignment of this Lease within the meaning of Article 11. Notwithstanding the provision hereof to the contrary, a transfer of stock interest in Tenant between family members or existing shareholders or to any partnership or entity more than fifty (50%) percent controlled by a shareholder or shareholders shall not be deemed an assignment of this Lease; provided, that said new holder shall have a financial net worth equal to Tenant's net worth on the date of the execution hereof. Furthermore, a transfer pursuant to a public offering of Tenant's capital stock shall not be deemed an assignment of this Lease.

          (9) All references in this Lease to numbered Articles and lettered Exhibits are references to Articles of this Lease and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

37.  Tenant's Changes - Supplementing Article 3

     Landlord's consent shall not be required for non-structural alterations that do not affect any Building systems and which are merely decorative or cosmetic in nature, including painting, wall-covering and carpeting. Tenant covenants and agrees that Tenant will make no other alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called "Tenant's Changes") in, to or about the Demised Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), and then only by contractors or mechanics approved by Landlord. Landlord shall review and respond to a request for consent to alterations within ten (10) days after submission of such request and to request for approval of any contractor within five (5) days after submission. Tenant's Changes shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to the commencement of any Tenant's Changes, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant's Changes in detail satisfactory to Landlord. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's lien filed against the Demised Premises or the Building for work done at Tenant's expense, or claimed to have been done at Tenant's expense, or materials furnished to or claimed to have been furnished to Tenant, shall be discharged by Tenant within twenty (20) days after Tenant receives notice of same, at Tenant's expense, by filing the bond required by law or otherwise. All Tenant's Changes shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (2) rules and regulations of Landlord generally applied by Landlord to all tenants within the Building, and (3) if applicable, plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord's prior written approval. No Tenant's Changes shall be undertaken, started or begun by Tenant or by its agents, employess, contractors or any one else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors, and/or labor engaged by Tenant or Landlord or others engaged in the construction, maintenance and/or operation of the Building or any part thereof.

38.  Adjustment of Rent

     For the period from the Substantial Completion Date through September 30, 1996:

     (i) the Demised Premises (which are comprised from approximately 10,220 square feet) shall be divided into three portions as follows: Portion A comprised of 4,275 feet, Portion B comprised of 1,305 feet and Portion C comprised of 4,640 feet;

     (ii) the term "Present Taxes" for Portion A shall mean taxes imposed on the Real Property for the fiscal year from July 1, 1986 through June 30, 1987;

     (iii) the term "Present Taxes" for the Portion B shall mean taxes imposed on the Real Property for the fiscal year July 1, 1992 through June 30, 1993; and,


     (iv) the term "Present Taxes" for Portion C shall mean taxes imposed on the real property for the fiscal year from July 1, 1994 through June 30, 1995.

          (v) the percentage multiplier as set forth in Article 38A and Article 38B for Portion A shall be 1.464%; for Portion B .447%; and, for Portion C 1.191%;

          (vi) the "Base Year for Operating Costs" pursuant to Article 38B shall be 1986 for Portion A, 1992 for Portion B; and, 1995 for Portion C.

     For the period from October 1, 1996 through the Expiration Date:

     (i) the percentage multiplier as set forth in Article 38A of 3.102% shall be applicable; and,

     (ii) the term "Present Taxes" for the Demised Premises shall mean Taxes imposed on the Real Property for fiscal year July 1, 1994 through June 30, 1995 and the Base Year for Operating Costs under Article 38B shall be the year ending December 31, 1995.

     For both of these periods all other provisions of Article 38A and 38B shall be applicable.

     A.   Taxes

          1. In the event that the amount of Future Taxes (as hereinafter defined) which may hereafter be levied or assessed against the Land and/or upon the Building (hereafter collectively referred to as the "Real Property") shall be greater than the amount of Present Taxes (as hereinafter defined) on the Real Property, then Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to such increase multiplied by three and one hundred and two thousandths (3.102%) percent. As used in this Article, the term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, county taxes, transit taxes or any other governmental charge of a similar nature, whether general, special, ordinary or extraordinary, foreseen or unforeseen (and, in the event the present method of taxation or assessment for real estate in the Borough of Manhattan should be so changed that there shall be substituted for the whole or any part of Taxes a capital tax or other tax imposed on the rents received by landlord from the tenants of the Building, then such other taxes to the extent that they are substituted, shall be included in the definition of "Taxes"). As used in this Article, the term "Present Taxes" for the purposes of this Lease shall be the "mean" of the Taxes imposed upon said "Real Property" for the fiscal tax years from July 1, 1994 through June 30, 1995 (hereinafter referred to as the "First Tax Year"). As used in this Article, the term "Future Taxes" shall mean actual Taxes attributable to any tax year subsequent to the First Tax Year.

          2. Any amounts due the Landlord under the provisions of Section 1 shall be paid within thirty (30) days after the Landlord shall have submitted a tax bill issued by the taxing authority and statement to Tenant showing, in reasonable details, the computation of the amount due Landlord. Any such tax increase for the year falling in part within the tax year in which this Lease shall end shall be apportioned so that the Tenant shall pay its aforesaid share of only that portion thereof which corresponds with the portion of said tax year which is within the Term. The amount of Taxes for the First Tax Year against which the Tenant's liability for additional rent in subsequent years is determined, shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise. Landlord shall furnish Tenant with copies of bills for Taxes received by Landlord.

          3. If Landlord shall receive any tax refund for any tax year following the First Tax Year with respect to which Tenant shall have paid any monies pursuant to Section 1, Landlord may retain out of such tax refund any reasonable expenses incurred by it in obtaining such tax refund and out of any of the remaining balance of such refund, Landlord shall pay to Tenant an amount equal to such remaining balance of such tax refund multiplied by the percent set forth in Section 1, which obligation shall survive the expiration or termination of this Lease.

     B.   Operating Costs

          1. In the event that the "Operating Costs" in the building, as hereinafter defined, for any calendar year of the Term (hereinafter referred to as "Subsequent Cost Year") subsequent to the "Base Year for Operating Costs", shall exceed the "Base Operating Costs", as hereinafter defined, then Tenant shall pay to Landlord, as additional rent hereunder (i) the amount equal to such excess for such year multiplied by three and one hundred and two thousandths (3.102%) percent (hereinafter referred to as "Tenant's Proportionate Share") or (ii) if only a part of such Subsequent Cost Year is included in the term of this Lease, a fraction of such excess corresponding to the fraction of such Subsequent Cost Year. Tenant shall pay Tenant's Proportionate Share of such excess or fraction thereof promptly after Landlord determines and submits a statement with respect to such excess. When such statement is presented for the first Subsequent Cost Year, Tenant shall also pay additional rent for that part of the second Subsequent Cost Year, Tenant shall also pay additional rent for that part of the second Subsequent Cost Year to the end of the month in which such statement is rendered, in an amount equal to the fraction of a year represented by such part of the second Subsequent Cost Year multiplied by the amount of the additional rent payable by Tenant for the entire first Subsequent Cost Year and attributable to Operating Costs. For the entire first Subsequent Cost Year and for each Subsequent Cost Year thereafter, Tenant shall pay additional rent monthly with each installment of fixed rent in an amount equal to one-twelfth (1/12th) of the additional rent determined by Landlord's statement for the preceding Subsequent Cost Year. Adjustments for underpayment or overpayment resulting from such monthly payments shall be made with respect to the second and each later Subsequent Cost Year and Tenant shall pay Landlord the amount of any underpayment or Landlord will credit the amount of any overpayment against the next ensuing installments of fixed rent.


          2. "Operating Costs" for a particular year in question shall mean the aggregate of those expenses incurred by Landlord in the respective calendar year in connection with the operation, maintenance and repair of the Building in accordance with sound management and accounting principles and practices generally accepted with respect to the operation, maintenance and repair of first-class office buildings in the City of New York, including without limitation, premiums for insurance carried by Landlord relating to the Building, materials and supplies used in the operation, maintenance and repair of the Building, industry standard management fees, wages and salaries paid to all persons of the rank of building manager or lower, all fees and contract costs paid to independent contractors engaged in such operation, maintenance and repair and the cleaning of the Building and so-called "fringe benefits", including, without limitation, all social security taxes, unemployment insurance taxes, cost for providing compensation for disability taxes, cost of any life insurance, hospital or welfare plan or any federal or like expenses included under the provisions of any collective agreement covering employees of the Building, or any other cost or expense which Landlord in good faith pays to provide benefits for such employees of the Building. Operating expenses shall not include expenses incurred for capital improvements, for work performed for other tenants in the Building, for brokerage commissions incurred in obtaining other tenants in the Building, for legal expenses incurred with respect to other tenants in the Building, for mortgage interest and amortization, for depreciation, for the cost of repairs or restoration of damage or destruction caused by fire, the elements or other hazard, for Taxes included in Article 38A, for assuming other Lease obligations of other tenants in the Building or for concession packages for new tenants. "Base Operating Costs" shall mean the annual Operating Costs for the Base Year for Operating Costs, which shall be the calendar year ending December 31, 1995.

          3. In determining the amount of Operating Costs either for the Base Year for Operating Costs or for any Subsequent Cost Year, if less than one hundred (100%) percent of the Building Tenant Occupancy Area shall have been occupied by tenants and fully used by them, at any time during the year, Operating Costs shall be deemed for the purposes of this Article to be increased to any amount equal to the like operating costs which would normally be expected to be incurred, had such occupancy been one hundred (100%) percent and had such full utilization been made during the entire period.

     C.   Submission of Statements

          1. All statements furnished by the Landlord pursuant to this Article shall be certified by an officer of the Landlord. If Tenant shall dispute such statement it shall have due right, during business hours at Landlord's place of business in the City of New York, to examine Landlord's books and records with respect to such statement in dispute on net less than ten (10) days' notice in writing to Landlord, such examination to take place within a period of sixty
(60) days after such statement is submitted by Landlord to Tenant.

          2. The right of Tenant to such examinations shall be limited to one examination with respect to each statement and shall be made and completed within sixty (60) days after such statement shall have been furnished to Tenant, at the office of the Landlord in the City of New York, New York, at such times and on such days as are reasonably convenient to Landlord and Tenant after written notice to Landlord requesting such examination. Tenant may, within thirty (30) days after the completion of such examination, give notice to Landlord disputing the amount and propriety of any item appearing or excluded from such statement, including any amount of additional rent alleged to be owing under any Section hereof, and if Tenant shall fail to give such notice within such period of thirty (30) days, its right to dispute the same shall conclusively be deemed waived. If Landlord and Tenant cannot agree upon any such item as to which Tenant shall have given such notice, the dispute shall be determined in accordance with Article 39 hereof.

39. Determination of Dispute

     Notwithstanding anything to the contrary provided elsewhere in this Lease, either party may elect, in the manner hereinafter provided, to have any dispute determined by the Supreme Court of New York, New York County, under the New York Simplified Procedure for Court Determination of Disputes pursuant to Section 3031 of the Civil Practice Law and Rules of the State of New York. Such election may be exercised by either party (i) giving the other party a notice requesting such judicial determination of the matter in dispute, which shall include an express statement of the election making specific reference to this Article 39 and (ii) at the same time serving the other party with the judicial process for submission of such dispute for such determination pursuant to said Section 3031. In such event, each party shall be empowered to do all acts and to make all motions consistent with the New York Simplified Procedure for Court Determination of Disputes, including without limitation, the motion to settle the terms of the statement specified in Section 3034 thereof.

40. Electricity

     A. Landlord shall furnish the electric energy that Tenant shall reasonably require in the Demised Premises on a "rent inclusion" basis. That is, there shall be no separate charge to Tenant for such electric energy by way of measuring the same on a meter but the value of such electric energy shall be included in the fixed rent reserved hereunder. Commencing with the Substantial Completion Date through September 30, 1996 the fixed rent specified in the granting clause of this Lease shall include Twenty-Eight Thousand and Five Hundred Nine ($28,509) Dollars per annum for the value of electricity to be furnished to the Demised Premises, subject to periodic adjustments as hereinafter provided. Commencing on October 1, 1996 through the Expiration Date the fixed rent specified in the granting clause of this Lease shall include Twenty-Nine Thousand One Hundred Twenty-Seven ($29,127) Dollars per annum for the value of electricity to be furnished to the Demised Premises, subject to periodic adjustment as hereinafter provided.

     B. Landlord may from time to time select a reputable independent electrical consultant ("Landlord's Engineer") to make surveys in the Demised Premises of the electrical equipment and fixtures and the use of electric current. If such survey shall disclose installation and/or use of additional fixtures, appliances or equipment (other than lamps, typewriters, personal computers and similar office machines, hereinafter called "Ordinary Equipment") or use of electric current in excess of the value of electricity set forth in Article 40A hereof (the value of the electricity included in the fixed rent) fixed rent shall be increased by an amount which will reflect the value of such additional electricity service furnished by Landlord and consumed by Tenant. The value of the additional electricity service used by Tenant shall be computed on an annual basis by applying to the additional electrical demand and consumption estimated by the Engineer, the public utility rate schedule then applicable to Landlord for the purchase of electricity for the Building, but without regard for the electricity used outside the Demised Premises. The dollar amount so determined shall be added to and incorporated in the fixed rent reserved hereunder with respect to the Demised Premises, in place of the amount provided for in 40A above, effective from the date such additional electricity service is used or made available, and shall be reflected in a supplementary agreement amending this Lease. All additional risers or other electrical conductors or equipment required to provide any increase in electricity service to the Demised Premises shall be provided by Landlord and the cost thereof shall be paid by Tenant on Landlord's demand. The determination by Landlord's Engineer shall be binding on Tenant from and after the delivery of copies of such determination to Tenant, unless, within fifteen (15) days after the delivery thereof, Tenant disputes such determination. If Tenant shall dispute the determination, it shall, at its own cost and expense, obtain from a reputable independent electrical consultant its own determination of electrical consumption on the Premises. Landlord's Engineer and Tenant's consultant shall then seek to agree and if they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. If they cannot agree on such a third consultant within ten (10) days, then either party may apply to the Supreme Court of the County of New York for such appointment.

     C. If at any time or times after the date of this Lease Tenant shall wish to connect any additional fixtures, appliances or equipment, other than "Ordinary Equipment", to the Building electric distribution system or otherwise to substantially increase its use of electricity in the Demised Premises over that contemplated by the initial installation of lighting fixtures and power receptacles or over that then prevailing, Tenant shall first request Landlord's consent. Landlord shall not unreasonably withhold or delay any such consent. However, as a condition to such consent, Landlord may require Tenant to agree to an increase in the fixed rent by the amount which will reflect the value of such additional electricity to be furnished by Landlord. Upon such request from Tenant, Landlord at Tenant's expense, shall retain a reputable, independent electrical consultant selected by Landlord to conduct a survey to determine the value of such additional electricity to be furnished by the Landlord. The amount of increase in the fixed rent to be charged to Tenant and the rights of the parties if they do not agree upon the fixed rent increases shall both be determined in accordance with Article 40B hereof.

     D. If at any time or times after the date of this Lease the rates at which Landlord purchases electricity from the public utility serving the Building shall be increased or decreased (including without limitation, by reason of fuel adjustment) or any charge or tax shall be imposed upon Landlord in connection therewith or shall be increased or decreased (all of which are hereinafter called a "rate change"), the fixed rent hereunder shall be increased or decreased, as the case may be, effective as of the date of the rate change, upon the demand of either party, in an annual amount which shall reflect the resulting estimated increase or decrease in the annual cost to Landlord of furnishing electricity to Tenant under the provisions of this Article. Such increase or decrease in cost shall be calculated and reflected in the fixed rent in the following manner: First: the average monthly number of kilowatts of demand and the average monthly number kilowatt hours of consumption (or at the option of Landlord only the average monthly number of kilowatt hours of consumption) shall first be determined for the electricity used in the entire Building over the 12 monthly period immediately preceding the rate change.
Second: the cost thereof to Landlord shall be calculated at the rates in effect immediately prior to the rate change and at the rates in effect immediately after the rate change. Third: the percentage by which such cost after the rate change is greater or less than such cost before the rate change shall be determined. Fourth: the amount than included in the fixed rent hereunder for the value of electricity service shall be increased or decreased by the same percentage, as the case may be. At the request of either party, the resulting increase or decrease in fixed rent and in the amount included in the fixed rent for electricity shall be recorded in a memorandum signed by the parties and from time to time as appropriate may be incorporated in a supplementary agreement modifying this Lease to reflect the then current amount included in the fixed rent for electricity.

     E. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises on not less than forty-five (45) days' notice to Tenant, or upon such shorter notice as may be required by the public utility serving the Building, provided that Landlord shall not act in a discriminatory manner towards Tenant in this regard. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and the fixed rent payable under this Lease shall be reduced by the amount then included therein for electricity. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility serving the Building. Such electricity may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes.

     F. Landlord shall not be liable to Tenant in any way for any failure or defect in the supply or character of electricity furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any reason not attributable to Landlord. Tenant's use of electricity in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Tenant shall furnish and install, at its expense, all original and replacement lighting tubes, lamps, bulbs, and ballasts required in the Demised Premises. The electrical system serving the Demised Properties will have a capacity of six (6) watts per rentable square foot.

     G. In no event shall Landlord be required to furnish electric energy to the Demised Premises at less than one hundred ten (110%) percent of Landlord's "Base Cost". Landlord's Base Cost shall be deemed to be Landlord's average cost per kilowatt of demand and per kilowatt hour of consumption of electricity purchased from the public utility for the entire Building, applied to the estimated kilowatts of demand and kilowatt hours of consumption of electricity in the Demised Premises.

41. Assignment and Subletting

     Notwithstanding the provisions of Article 11 and in modification and amplification thereof:

     A. If Tenant shall desire to assign this Lease or to sublet all or any portion of the Demised Premises as a whole, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein;
(iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (v) current financial information and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant. Landlord may then by notice to such effect given to Tenant within thirty (30) days after receipt of Tenant's request for consent and of such further information as Landlord may reasonably request pursuant to clause (v) above, terminate this Lease (without a penalty payment by Tenant to Landlord) on a date to be specified in said notice (the "Termination Date") which shall not be earlier than one (1) day before the effective date of the proposed assignment or subletting or later than thirty-one
(31) days after said effective date. Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the term of this Lease shall end on the Termination Date as if that were the Expiration Date. Landlord shall be free to, and shall have no liability to Tenant, if Landlord should lease the Demised Premises to Tenant's prospective assignee or subtenant.

     B. If Landlord shall not exercise its option to terminate this Lease pursuant to Part A above, Landlord shall not unreasonably withhold or delay its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to said Part A, provided that the following further conditions shall be fulfilled.

          (1) The Demised Premises shall not have been listed or otherwise publicly advertised for assignment or subletting, without prior notice to Landlord or at a rental rate less than the rate of fixed rent and additional rent then payable hereunder therefor. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental rate, if and only if Tenant shall first have offered, on at least twenty (20) days' written notice, to sublet the space involved to Landlord for the same rents and term.


          (2) Tenant shall not then be in default hereunder beyond the time herein provided to cure such default.

          (3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner in keeping with the standards in such respects of the other tennancies in the Building and the proposed assignee or subtenant shall not then be a Tenant of any space in the Building other than of space included in the Demised Premises. The proposed use of the Demised Premises by the proposed assignee or subtenant shall not be likely to increase Landlord's operating expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building.

          (4) In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupy by others, without the prior written consent of Landlord in each instance.

          (5) The proposed assignee or subtenant shall have a net worth of not less than Five Hundred Thousand ($500,000) Dollars.

          (6) No subletting shall end later than one (1) day before the Expiration Date of this Lease or shall be for a term of less than two (2) years unless it ends not more than one month before the Expiration Date.

     C. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall attorn to and recognize Landlord as the subtenant's Landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

     D. Tenant shall furnish Landlord with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant. Tenant shall pay Landlord on demand any reasonable expense which Landlord may reasonably be required to incur in acting upon any request for consent to assignment or subletting pursuant to this Article.

     E. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

     F. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal or such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

     G. If Tenant shall receive any consideration from its assignee (other than a related corporation) for or in connection with assignment of this Lease, Tenant shall account to Landlord therefor and shall pay over to Landlord as and when received fifty (50%) percent of such consideration as shall not be expressly and specifically designated by the assignee as paid for the purchase of Tenant's property in the Demised Premises. If Tenant shall sublet the Demised Premises to anyone (other than a related corporation) for rents which for any period shall exceed the fixed rent and additional rent payable under this Lease for the same period, Tenant shall pay Landlord, as additional rent hereunder, fifty (50%) percent of such excess within five (5) days after such excess is received by Tenant. Notwithstanding the foregoing, Tenant may deduct its reasonable expenses incurred in making an assignment or a subletting from the amount required to be paid over to Landlord under this Part G, including brokerage commissions paid by Tenant, advertising costs and reasonable legal fees paid in connection with such subletting or assignment.

     H. Tenant may, upon prior notice to Landlord, but without Landlord's prior written consent, assign this Lease or sublet in whole the Demised Premises to a corporation or other entity (herein called a "related corporation") which shall control, be controlled by, or be under common control with Tenant, for any of the purposes permitted to Tenant. As used herein, in defining a related corporation, control shall be deemed established by ownership of more than fifty (50%) percent of the stock or other voting interest of the controlled corporation or of the partnership interests in a partnership.


42. Air Conditioning - Supplement Article 28

     Landlord has heretofore furnished and installed an air conditioning system with duct work in the Demised Premises and agrees to maintain the same in reasonably good condition for the proper distribution of cooled, de-humidified and filtered air during the period from May 1st to September 30th; and tempered outside air during the heating season to the office and reception areas in the Demised Premises on business days from 8:00 a.m. to 6:00 p.m. except on Saturdays, when the hours shall be 8:00 a.m. to 1:00 p.m. The Tenant agrees to use its best efforts to keep and cause to be kept closed all windows in the Demised Premises whenever the air cooling system is in operation, and the Tenant at all times agrees to cooperate fully with the Landlord and to abide by all the regulations and requirements which the Landlord may reasonably prescribe for the proper functioning and protection of said air cooling system. The Landlord reserves the right to interrupt, curtail, stop or suspend such air cooling when necessary by reason of accident or of repairs, alterations or improvements which in the judgment of the Landlord are desirable or necessary to be made; or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of the Landlord. Landlord's agents or contractors shall be permitted at any time (in an emergency) and from time to time (on prior notice) to enter the Demised Premises at any hour to make or facilitate repairs or replacements to the said air cooling system or any part or parts thereof, whether in or outside of the Demised Premises, its supply lines, connections and equipment in the Building of which the Demised Premises are a part, or to make repairs or replacements to the equipment upon the Demised Premises; and Landlord may in an emergency, forcibly break into and enter any portions of the Premises reasonably necessary for such purposes without liability and without affecting the obligations under the terms of the Lease. No diminution or abatement of rent or other compensation shall be or will be claimed by the Tenant, nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of interruption or curtailment or stoppage or suspension due to accident, or to repairs, alterations or improvements, or to difficulty or inability in securing supplies or labor, or to strikes or to any other cause beyond the reasonable control of the Landlord.

43. Estoppel Certificate, Memorandum

     A. Each party shall, at any time and from time to time, at the request of the other party, upon not less than five (5) days' notice, if given in person, or ten (10) days' notice, if given by mail, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

     B. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

44. Notice to Superior Lessors and Mortgagees

     A. The ground and underlying Leases and mortgages referred to in Article 7, to which this Lease is subject and subordinate, are hereinafter sometimes called "superior Leases" and "superior mortgages", respectively, and the lessor of a superior Lease or its successor in interest at the time referred to is hereinafter sometimes called the "lessor" of such superior Lease. No prepayment of more than one month's fixed rent shall be valid or binding upon the holder of a superior mortgage or the lessor of a superior Lease unless expressly approved in writing by such holder or lessor or any of its predecessors in interest.

     B. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omissions to the holder of each superior mortgage and the lessor of each superior Lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which the Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to remedy such act or omission.

     C. If the lessor of a superior Lease or the holder of a superior mortgage shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new Lease or a deed or otherwise, then at the election of such party so succeeding to Landlord's rights (herein sometimes called "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Demised Premises by reason of the institution of any proceeding to terminate a superior Lease or action to foreclose a superior mortgage and this Lease shall not be affected by any such proceeding or action.

     D. If in connection with the procurement, continuation or renewal of any financing for which the Land and/or the Building or the interest of the lessee therein under a superior lease represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not increase any of Tenant's financial or other obligations of Tenant under this Lease or materially and adversely affect any rights of Tenant under this Lease.

45. Qualifications to Use

     The use of the Demised Premises for the purposes specified in Article 2 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

          (a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Demised Premises, except as incidental to the service of food to Tenant's officers, employees and guests in its dining facilities in the Demised Premises;

          (b) sale at retail of any other products kept in the Demised Premises, except sale to Tenant's employees, by vending machines or otherwise, of such items as it has been or may become Tenant's custom and practice to sell in its offices;

          (c) the rendition of medical, dental or other diagnostic or therapeutic services (except for the maintenance of a medical department for Tenant's employees), or the conduct of any business or occupation which predominantly involves direct patronage of the general public in the Demised Premises; or

          (d) the conduct of a public auction of any kind;

          (e) the use by any Federal, State, local or foreign governmental agency;

          (f) the conduct of a school of any kind.

46. Liability of Landlord

     Tenant shall look only to Landlord's estate and interest in the Land and Building (or the proceeds thereof) and if and to the extent expressly provided for in this Lease offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

47. Consents

     Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed.

48. Preparation of the Demised Premises

     A. The Demised Premises shall be prepared for Tenant's occupancy by OESTREICHER CONSTRUCTION CORPORATION ("OCC") as Tenant's General Contractor, at Tenant's sole cost and expense. The installations, facilities, materials and work to be installed and performed in the Demised Premises except as set forth in Article 48B hereof shall be hereinafter referred to as "Tenant's Work". Landlord agrees to contribute the sum of Four Hundred Twenty-Nine Thousand Two Hundred Forty ($429,240) Dollars toward the cost of Tenant's Work ("Landlord's Construction Allowance"). Payment shall be made against invoices for work performed within twenty (20) days after receipt by Landlord of such invoices. Tenant shall submit to Landlord on or before October 14, 1994, for Landlord's approval, plans reflecting Tenant's Work to be performed in the Demised Premises ("Tenant's Plans"). Tenant shall pay any cost for Tenant's Work in excess of Landlord's Construction Allowance. OCC shall perform Tenant's Work based on commercially competitive charges and in accordance with Tenant's Plans and shall obtain competitive bids from subcontractors.

     B. Tenant shall have the right to apply up to fifteen (15%) percent of Landlord's Construction Allowance towards construction fees, architectural fees, engineering fees, moving fees, telecommunication equipment and fees and furniture.

     C. Landlord agrees that it will perform in the Demised Premises the following work at Landlord's sole cost and expense (hereinafter referred to as "Landlord's Work"):

          (i) demolish walls in the Demised Premises as per Tenant's Plans and deliver the Demised Premises in broom clean condition;

          (ii) refurbish existing windows in the Demised Premises and deliver windows in fully operating condition;

          (iii) wash and clean bathrooms and bathroom fixtures; paint and re-lamp bathrooms and replace any fixtures which are broken;

          (iv) provide and install in code complying condition all life safety signs, illuminated exit signs, speakers, strobes, alarms and pull boxes and tie in Tenant's fire and safety systems into the Building's "Class E" system;

          (v) provide a minimum of six (6) watts per usable square foot electrical service for power and lighting in the Demised Premises;

          (vi) refurbish public corridor providing access to the Demised Premises in a Building Standard manner;


          (vii) remove, treat and encapsulate any asbestos containing materials ("ACM") found in the Demised Premises and furnish Form ACP-5 to Tenant at Landlord's expense;

        (viii) if required, to make available for Tenant's use a handicap restroom in the Building in compliance with Americans With Disabilities Act of 1990.

49. Readiness for Occupancy

     Landlord shall given Tenant fifteen (15) business days' written notice that the Demised Premises are available for occupancy. The Demised Premises shall be deemed ready for occupancy upon substantial completion of Landlord's Work and Tenant's Work (hereinafter referred to as the "Substantial Completion Date"). The Demised Premises shall be deemed substantially completed notwithstanding the fact that minor insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the completion of which does not materially interfere with Tenant's use of the Demised Premises. In the event that Tenant makes any changes to Tenant's Plans after Tenant's Plans have been approved by Landlord and the performance of such changes shall delay the performance of either Landlord's Work or Tenant's Work, then in such instance, the Demised Premises shall be deemed ready for occupancy when they would have been but for such delay caused by changes to Tenant's Plans and the Substantial Completion Date shall be accelerated for each day of delay. Upon the Substantial Completion Date, Tenant shall be deemed to have been given and taken possession of the Demised Premises.

50. Brokers

     Tenant covenants, represents and warrants that Tenant had no dealings or negotiations with any broker, or agent other than NICOLA M. HERYET and CORMAC BARRETT of JOSEPH HILTON & ASSOCIATES, 444 Madison Avenue, New York, New York 10022 in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof caused by Tenant's acts. Landlord shall pay the foregoing broker its commission pursuant to one or more separate agreements.

51. Corporate Tenant and Agent of Landlord

     If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request), and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request). The person or persons executing this Lease on behalf of Landlord represent and warrant that he or they are duly authorized to execute, acknowledge and deliver this Lease to Tenant.

52. Delivery and Execution of Lease

     This Lease shall not be effective to vest an interest in Tenant unless executed by Landlord and delivered to Tenant. Upon Tenant occupying the Demised Premises, all other leases for office space entered into between Tenant and Landlord shall be deemed terminated, provided, however, Tenant shall remain obligated to pay to Landlord all monies due under such lease including Additional Rent through the date of termination.

53. Renewal Term

     A. Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for an additional period of five (5) years (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the day immediately preceding the fifth (5th) anniversary of the Expiration Date, provided that (i) this Lease shall have not been previously terminated; (ii) no default of which Tenant shall have been notified shall have occurred and be continuing (1) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option and (2) on the Expiration Date. The Renewal Option may be exercised by delivering the Renewal Notice to Landlord at least nine (9) months prior to the Expiration Date. Time is of the essence with respect to the giving of the applicable Renewal Notice.

     B. If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the rent shall be deemed to mean the fair market rent for such space as determined by Landlord and set forth in a written notice to Tenant, which determination shall be as of the date occurring six (6) months prior to the commencement date of the Renewal Term (the "Determination Date"), (ii) Tenant shall not be entitled to any further credit against the rent, and (iii) the Premises shall be delivered in "as is" condition.

     C. In the event Tenant gives the Renewal Notice in accordance with the provisions of Article 53A hereof and Tenant disputes the fair market rent as determined by Landlord pursuant to Article 53A hereof then at any time on or before the date occurring twenty (20) days after Tenant has been notified by Landlord of the fair market rent, Tenant may initiate the appraisal process provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the appraisal process such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within twenty (20) days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with this Article, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitrator Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

     D. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

     E. The majority of the arbitrators shall determine fair market rent of the Demised Premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Article

53C; and the fair market rent, so determined, shall be applied to determine, as above provided, the base rent (exclusive of electricity) pursuant to Article 53A hereof for the Renewal Term.

     F. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in Class A office buildings in New York County.

54. Right of "First" Refusal

     During the term of this Lease, in the event Landlord receives an acceptable offer to lease any portion of the ninth (9th) floor premises (the "Refusal Premises") from any third party, Landlord shall notify Tenant of said acceptable offer (the "Offer") including the terms and conditions thereof ("Landlord's Notice"). Tenant within a period of seven (7) business days after delivery of Landlord's Notice shall have the right to lease the Refusal Premises from Landlord on the same terms and conditions as set forth in the Offer, provided that Tenant exercises its right by giving Landlord written notice within this time period. If Tenant shall fail to respond to Landlord's Notice, time being of the essence, Landlord shall be free to lease the Refusal Premises to said third party offeree. If said third party offeree fails to enter into a lease for the Refusal Premises, then Tenant's rights hereunder shall again come into existence as to the next proposed offer for the Refusal Premises received by Landlord.

                           CLEMONS PROPERTIES PARTNERS, as Agent


                           By: /s/Signature
                               ---------------------------------


                           VIDEO BROADCASTING CORPORATION

                           By: /s/J. Graeme McWhirter
                               ---------------------------------
                                  Executive Vice President